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                                                                    EXHIBIT 23.1



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Biocircuits Corporation of our report dated January 12, 1996, except for 'Nature of Business and Financing' in Note 1 as to which the date is March 28, 1996, with respect to the financial statements of Biocircuits Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Palo Alto, California
February 5, 1997